                                   EXHIBIT 5
           LEGAL OPINION OF SENIOR DEPUTY GENERAL COUNSEL OF SYNOVUS

                              [SYNOVUS LETTERHEAD]


                                                          April 5, 2000


Synovus Financial Corp.
901 Front Avenue, Suite 301
Columbus, Georgia 31902

Ladies and Gentlemen:

         As Senior Vice President and Senior Deputy General Counsel of Synovus Financial Corp. (the "Registrant"), I am familiar with the preparation and filing of the Registrant's Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on or about April 5, 2000, pursuant to which the Registrant proposes to issue up to 1,818,182 shares of its $1.00 par value common stock ("Registrant's Common Stock") to certain of the former shareholders of ProCard, Inc. upon its acquisition by Registrant.

         I have examined, and am familiar with, the originals or copies, certified or otherwise, of the documents, corporate records and other instruments of the Registrant relating to the proposed issuance of Registrant's Common Stock which I deem relevant and which form the basis of the opinion hereinafter set forth.

         I am of the opinion that under the laws of the State of Georgia, the jurisdiction in which the Registrant is incorporated and the jurisdiction in which the Registrant has its principal office, upon the issuance of the shares of the Registrant's Common Stock pursuant to the aforesaid Registration Statement, all such shares when so issued will be duly authorized, validly issued and outstanding, and will be fully paid and non-assessable shares of the Registrant's Common Stock, and no personal liability will attach to the holders of any of the shares of the Registrant's Common Stock.

         The undersigned counsel to the Registrant hereby consents to the use of my opinion as Exhibit 5 to the aforesaid Registration Statement.

                                                           Sincerely,

                                                           /s/ Kathleen Moates
                                                           -------------------
                                                           Kathleen Moates